Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-252612) of Arcutis Biotherapeutics, Inc.,
(2) Registration Statement (Form S-8 No. 333-236178) pertaining to the 2017 Equity Incentive Plan, the 2020 Equity Incentive Plan, and the 2020 Employee Stock Purchase Plan of Arcutis Biotherapeutics, Inc.,
(3) Registration Statement (Form S-8 No. 333-253155) pertaining to securities to be offered to employees in employee benefit plans of Arcutis Biotherapeutics, Inc., and
(4) Registration Statement (Form S-8 No. 333-262902) pertaining to securities offered to employees in employee benefits plans of Arcutis Biotherapeutics, Inc.

of our reports dated February 28, 2023, with respect to the financial statements of Arcutis Biotherapeutics, Inc., and the effectiveness of internal control over financing reporting of Arcutis Biotherapeutics, Inc., included in this Annual Report (Form 10-K) of Arcutis Biotherapeutics, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Los Angeles, California
February 28, 2023